Exhibit 10.9

MASTER REORGANIZATION AGREEMENT

This Master Reorganization Agreement (this “Agreement”), dated as of June 6, 2014, is entered into by and among Eclipse Resources I, LP, a Delaware limited partnership (“Eclipse I”), Eclipse GP, LLC, a Delaware limited liability company (“Eclipse I GP”), EnCap Energy Capital Fund VIII, L.P., a Texas limited partnership (“EnCap VIII”), EnCap Energy Capital Fund VIII Co-Investors, L.P., a Texas limited partnership (“EnCap VIII Co-Invest”), EnCap Energy Capital Fund IX, L.P., a Texas limited partnership (“EnCap IX” and, together with EnCap VIII and EnCap VIII Co-Invest, the “Class A Unitholders”), CKH Partners II, L.P., a Pennsylvania limited partnership (“CKH Partners”), The Hulburt Family II Limited Partnership, a Pennsylvania limited partnership (“Hulburt Family II”), Kirkwood Capital, L.P., a Pennsylvania limited partnership (“Kirkwood” and, together with CKH Partners and Hulburt Family II, the “Class B Unitholders”), Eclipse Management, L.P., a Delaware limited partnership (the “Class C Unitholder” or “Eclipse Management”), Eclipse Resources Holdings, L.P., a Delaware limited partnership (“Eclipse Holdings”), Eclipse Resources Corporation, a Delaware corporation (“Eclipse”), and Benjamin W. Hulburt, Christopher K. Hulburt, and Thomas S. Liberatore (collectively, the “Eclipse Operating Sellers”) (each, a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, Eclipse I formed Eclipse on February 13, 2014 to become a holding company for Eclipse I, and Eclipse I contributed $10.00 to Eclipse in exchange for 1,000 shares of common stock, par value $0.01 per share, of Eclipse (the “Common Stock”);

WHEREAS, in anticipation of and in connection with the completion of an initial public offering of Common Stock (the “Offering”) pursuant to, and as more fully described in, a Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission, Registration No. 333-195679 (the “Registration Statement”), certain restructuring transactions involving Eclipse I and its limited partners have been or will be undertaken (including the formation of Eclipse Management and Eclipse Holdings and the transactions contemplated by this Agreement) (the “Reorganization”), which transactions are partially described in the Registration Statement; and

WHEREAS, in connection with the Offering and the Reorganization, the Parties desire to, among other things, (a) establish the economic terms of certain aspects of the Reorganization, and (b) enter into certain agreements to effectuate the foregoing.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows, and further agree that the actions set forth in Article II shall be deemed to have been taken and become effective in the order set forth therein.

ARTICLE I

DEFINITIONS

The terms set forth below in this Article I shall have the meanings ascribed to them below or in the part of this Agreement referred to below:

“Agreement” shall have the meaning set forth in the Preamble.

“CKH Partners” shall have the meaning set forth in the Preamble.

“Claims” shall have the meaning set forth in Section 6.1.

“Class A Unitholders” shall have the meaning set forth in the Preamble.

“Class B Unitholders” shall have the meaning set forth in the Preamble.

“Class C Unitholder” shall have the meaning set forth in the Preamble.

“Class A Units” shall have the meaning given to such term in the Existing Eclipse I LPA.

“Class B Units” shall have the meaning given to such term in the Existing Eclipse I LPA.

“Class C Units” shall have the meaning given to such term in the Existing Eclipse I LPA.

“Code” shall have the meaning set forth in Section 5.1(a).

“Common Stock” shall have the meaning set forth in the Recitals.

“Eclipse” shall have the meaning set forth in the Preamble.

“Eclipse I” shall have the meaning set forth in the Preamble.

“Eclipse I Assumption” shall have the meaning set forth in Section 5.1(a).

“Eclipse I Contribution” shall have the meaning set forth in Section 5.1(a).

“Eclipse I GP” shall have the meaning set forth in the Preamble.

“Eclipse I LPA” means that certain Second Amended and Restated Agreement of Limited Partnership of Eclipse I, dated as of the Effective Date.

“Eclipse I Units” shall mean the Class A Units, the Class B Units, and the Class C Units.

“Eclipse Holdings” shall have the meaning set forth in the Preamble.

“Eclipse Holdings LPA” means that certain Agreement of Limited Partnership of Eclipse Holdings, dated as of the date hereof.

“Eclipse Management” shall have the meaning set forth in the Preamble.

“Eclipse Operating” means Eclipse Resources Operating, LLC, a Delaware limited liability company.

“Eclipse Operating Sellers” shall have the meaning set forth in the Preamble.

“Effective Date” means the date immediately preceding the date of the closing of the Offering.

“Effective Time” means 12:01 a.m. Central Daylight Time on the Effective Date.

“EnCap VIII” shall have the meaning set forth in the Preamble.

“EnCap VIII Co-Invest” shall have the meaning set forth in the Preamble.

“EnCap IX” shall have the meaning set forth in the Preamble.

“Existing Eclipse I LPA” means that certain Amended and Restated Agreement of Limited Partnership of Eclipse I, dated as of June 10, 2013, as amended.

“Hulburt Family II” shall have the meaning set forth in the Preamble.

“Kirkwood” shall have the meaning set forth in the Preamble.

“Lock-Up Agreement” shall have the meaning set forth in Section 5.2(b).

“Offering” shall have the meaning set forth in the Recitals.

“Party and “Parties” shall have the meanings set forth in the Preamble.

“PublicCo Contributor” shall have the meaning set forth in Section 5.1(b).

“Registration Statement” shall have the meaning set forth in the Recitals.

“Released Claims” shall have the meaning set forth in Section 6.1.

“Released Parties” shall have the meaning set forth in Section 6.1.

“Releasing Parties” shall have the meaning set forth in Section 6.1.

“Reorganization” shall have the meaning set forth in the Recitals.

“Stockholders Agreement” means that certain Stockholders Agreement to be entered into by and among Eclipse, Eclipse Holdings, the Class A Unitholders, the Class B Unitholders, and the Class C Unitholder.

“Tax Indemnifying Party” shall have the meaning set forth in Section 6.2(a).

“Tax Indemnitees” shall have the meaning set forth in Section 6.2(a).

“Tax Treatment” shall have the meaning set forth in Section 5.1(b).

“Transactions” shall have the meaning set forth in Section 5.1(b).

“Underwriting Agreement” means that certain Underwriting Agreement to be entered into by Eclipse, The Hulburt Family II Limited Partnership, CKH Partners II, L.P., Kirkwood Capital, L.P., EnCap Energy Capital Fund VIII, L.P., EnCap Energy Capital Fund VIII Co-Investors, L.P., EnCap Energy Capital Fund IX, L.P., Citigroup Global Markets Inc., Goldman, Sachs & Co., and Morgan Stanley & Co. LLC.

“Unitholders” means the Class A Unitholders, the Class B Unitholders, and the Class C Unitholder.

ARTICLE II

CONTRIBUTIONS AND ACKNOWLEDGEMENTS

Section 2.1 Initial Contribution of Class A Units, Class B Units, and Class C Units to Eclipse Holdings. Effective as of the date hereof, and in anticipation of and in connection with the Offering:

(a) each of the Class A Unitholders hereby contributes, transfers, assigns, and delivers to Eclipse Holdings such Class A Unitholder’s right, title, and interest in and to the Class A Units set forth on Schedule I(a) to the Eclipse Holdings LPA and, in exchange for the foregoing contribution, transfer, assignment, and delivery, Eclipse Holdings hereby issues to each Class A Unitholder a limited partner interest in Eclipse Holdings as specified on Schedule I(b) of the Eclipse Holdings LPA;

(b) each of the Class B Unitholders hereby contributes, transfers, assigns, and delivers to Eclipse Holdings such Class B Unitholder’s right, title, and interest in and to the Class B Units set forth on Schedule I(a) to the Eclipse Holdings LPA and, in exchange for the foregoing contribution, transfer, assignment, and delivery, Eclipse Holdings hereby issues to each Class B Unitholder a limited partner interest in Eclipse Holdings as specified on Schedule I(b) of the Eclipse Holdings LPA;

(c) the Class C Unitholders hereby contributes, transfers, assigns, and delivers to Eclipse Holdings the Class C Unitholder’s right, title, and interest in and to the Class C Units set forth on Schedule I(a) to the Eclipse Holdings LPA and, in exchange for the foregoing contribution, transfer, assignment, and delivery, Eclipse Holdings hereby issues to each Class C Unitholder a limited partner interest in Eclipse Holdings as specified on Schedule I(b) of the Eclipse Holdings LPA;

(d) Eclipse Holdings hereby accepts, acquires, assumes, and receives the contributions, transfers, assignments, and deliveries made to it pursuant to this Section 2.1 as a contribution to its capital;

(e) Each of the Class A Unitholders and Class B Unitholders and the Class C Unitholder hereby enters into the Eclipse Holdings LPA and agrees to be bound by the terms, conditions, and provisions thereof; and

(f) Eclipse Holdings hereby admits each of the Class A Unitholders, each of the Class B Unitholders, and the Class C Unitholder as a limited partner of Eclipse Holdings.

Section 2.2 Sale of Eclipse Operating to Eclipse I. Effective as of the Effective Time, each Eclipse Operating Seller hereby sells, transfers, assigns, and delivers such Eclipse Operating Seller’s right, title, and interest in and to his membership interests in Eclipse Operating to Eclipse I in exchange for $42,500.00. As of the date hereof, each Eclipse Operating Seller hereby waives its right of first offer as described in Section 5.1 of the Limited Liability Company Agreement of Eclipse Operating, dated as of December 7, 2010, as amended.

Section 2.3 Contribution of Remaining Class A Units, Class B Units, Class C Units, and Eclipse I GP Membership Interests to Eclipse Holdings. Effective as of the Effective Time, and in anticipation of and in connection with the Offering:

(a) each of the Class A Unitholders hereby contributes, transfers, assigns, and delivers to Eclipse Holdings such Class A Unitholder’s right, title, and interest in and to the Class A Units set forth on Schedule I(c) to the Eclipse Holdings LPA and, in exchange for the foregoing contribution, transfer, assignment, and delivery, Eclipse Holdings hereby issues to each Class A Unitholder an additional limited partner interest in Eclipse Holdings as specified on Schedule I(d) of the Eclipse Holdings LPA;

(b) each of the Class B Unitholders hereby contributes, transfers, assigns, and delivers to Eclipse Holdings such Class B Unitholder’s right, title, and interest in and to the Class B Units set forth on Schedule I(c) to the Eclipse Holdings LPA and, in exchange for the foregoing contribution, transfer, assignment, and delivery, Eclipse Holdings hereby issues to each Class B Unitholder an additional limited partner interest in Eclipse Holdings as specified on Schedule I(d) of the Eclipse Holdings LPA;

(c) the Class C Unitholder hereby contributes, transfers, assigns, and delivers to Eclipse Holdings the Class C Unitholder’s right, title, and interest in and to the Class C Units set forth on Schedule I(c) to the Eclipse Holdings LPA and, in exchange for the foregoing contribution, transfer, assignment, and delivery, Eclipse Holdings hereby issues to the Class C Unitholder an additional limited partner interest in Eclipse Holdings as specified on Schedule I(d) of the Eclipse Holdings LPA;

(d) EnCap VIII hereby contributes, transfers, assigns, and delivers its right, title, and interest in and to the outstanding membership interests in Eclipse I GP to Eclipse Holdings; and

(e) Eclipse Holdings hereby accepts, acquires, assumes, and receives the contributions, transfers, assignments, and deliveries made to it pursuant to this Section 2.3 as a contribution to its capital.

Section 2.4 Contribution of Class A Units, Class B Units, Class C Units, and Eclipse I GP Membership Interests to Eclipse. Effective immediately following the effectiveness of the transactions contemplated by Section 2.3, and in anticipation of and in connection with the Offering:

(a) Eclipse Holdings hereby contributes, transfers, assigns, and delivers its right, title and interest in and to the Class A Units, Class B Units, and Class C Units, and all of the outstanding membership interests in Eclipse I GP, to Eclipse and, in exchange for such contribution, transfer, assignment, and delivery, Eclipse hereby issues to Eclipse Holdings 138,500,000 shares of Common Stock;

(b) Eclipse hereby accepts, acquires, assumes, and receives the contributions, transfers, assignments, and deliveries made to it pursuant to this Section 2.4 as a contribution to its capital;

(c) Eclipse I hereby admits Eclipse as a limited partner of Eclipse I; and

(d) Eclipse and Eclipse I GP hereby enter into the Eclipse I LPA and agree to be bound by the terms, conditions, and provisions thereof.

ARTICLE III

FURTHER ASSURANCES

From time to time after the Effective Time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional, assignments, conveyances, instruments, notices, and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers, and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the equity interests contributed and assigned by this Agreement or intended to be so, (c) more fully to assure compliance with federal and state securities laws in connection with the transactions contemplated by this Agreement, and (d) more fully and effectively to carry out the purposes and intent of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Title. Each of the Parties hereby represents and warrants to each other Party that that such Party owns good and marketable title to the equity interests sold, contributed, transferred, assigned, or delivered pursuant to this Agreement free and clear of any and all liens, encumbrances, charges, options, rights of first refusal, security interests, equities, claims, or other similar matters of any kind whatsoever (other than those in favor of Eclipse I).

Section 4.2 No Conflicts. Each of the Parties hereby represents and warrants to each other Party that the execution, delivery, and performance by such Party of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not (i) conflict with or violate the certificate of incorporation, bylaws, certificate of formation, operating agreement, limited partnership agreement, or similar organizational document of such Party, as in effect on the date hereof, (ii) conflict with or violate any law applicable to such Party, or (iii) result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, require any consent of or notice to any person pursuant to, give to others any right of termination, amendment, modification, acceleration, or cancellation of, allow the imposition of any fees or penalties, require the offering or making of any payment or redemption, give rise to any increased, guaranteed, accelerated, or additional rights or entitlements of any person or otherwise adversely affect any rights of such Party under or pursuant to, any note, bond, mortgage, indenture, agreement, lease, license, permit, franchise, instrument, obligation, or other contract to which such Party is a party or by which such Party or its assets may be bound or affected.

Section 4.3 Review and Receipt of Eclipse Holdings LPA. Each of the Class A Unitholders and Class B Unitholders and the Class C Unitholder hereby represents and warrants to Eclipse Holdings that it has received and reviewed the Eclipse Holdings LPA.

ARTICLE V

TAXES

Section 5.1 Tax Reporting and Tax Treatment.

(a) For U.S. federal income tax purposes, the Parties agree:

(i) to report the transactions described in Section 2.3 as a merger of Eclipse Holdings and Eclipse I (within the meaning of Treasury Regulation Section 1.708-1(c)), and the resulting partnership of such merger as the continuation of Eclipse I; and

(ii) to report the transactions described in Section 2.4 as a contribution by Eclipse I of all of the assets of Eclipse I to Eclipse (the “Eclipse I Contribution”) in exchange for the assumption (within the meaning of Treasury Regulation Section 1.752-1(d) and Treasury Regulation Section 1.752-1(e)) by Eclipse of the liabilities of Eclipse I (the “Eclipse I Assumption”) and the issuance by Eclipse of its Common Stock to Eclipse I.

(iii) to report the contributions to, and issuances of the Common Stock by, Eclipse described in Section 2.4 and the Offering consummated in connection therewith as an integrated transaction described in Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”).

(b) Unless required to do so as a result of a determination (as defined in Section 1313 of the Code), Eclipse Holdings and its limited partners following the consummation of the transactions set forth in Section 2.3, specifically, the Class A Unitholders, the Class B Unitholders, and the Class C Unitholder (each a “PublicCo Contributor” and collectively, the “PublicCo Contributors”), and Eclipse agree that they will not make any tax filing or otherwise take any position inconsistent with (i) the U.S. federal income tax reporting of the transactions described in Section 2.3 and Section 2.4 that is contemplated by Section 5.1(a), or (ii) the qualification of the transactions described in Section 2.4 and the Offering as a transaction described in Section 351 of the Code. The U.S. federal income tax treatment of the transactions described in Section 2.3 and Section 2.4 and the Offering (collectively, the “Transactions”) that is contemplated by this Section 5.1 is referred to herein as the “Tax Treatment.” If any Party becomes aware of any audit, inquiry, litigation, or other proceeding relevant to the Tax Treatment, such person shall promptly notify the other Parties of such proceeding, and all Parties shall use reasonable efforts to cooperate with respect to such proceeding.

Section 5.2 Tax Warranties by PublicCo Contributor. Each PublicCo Contributor represents and warrants to all other PublicCo Contributors that the statements as set forth below, solely as they relate to the Tax Treatment, are true, correct, and complete as of the date hereof and as of the effective time of the Transactions with respect to such PublicCo Contributor:

(a) Such PublicCo Contributor does not have any current plan, intention, agreement, arrangement, or understanding, and has not engaged in any material negotiations, related to:

(i) engaging in the Transactions, other than pursuant to this Agreement, any agreements referenced herein, and the Registration Statement;

(ii) selling or otherwise disposing for U.S. federal income tax purposes of the Common Stock to be received by Eclipse Holdings pursuant to Section 2.4 (or, for U.S. federal income tax purposes, to be treated as having been received by Eclipse I in accordance with Section 5.1(a)), except as contemplated by this Agreement and the Registration Statement (in connection with the secondary offering of Common Stock by the selling stockholders set forth therein or the exercise of the underwriters’ option to purchase additional shares of Common Stock from such selling stockholders) or with respect to the distribution of Common Stock by Eclipse Holdings (or, for U.S. federal income tax purposes, by Eclipse I) to its limited partners in partial or complete liquidation of such limited partners’ interests in Eclipse Holdings (or, for U.S. federal income tax purposes, in Eclipse I);

(iii) acquiring or retaining any rights in the assets of Eclipse I to be treated as having been contributed to Eclipse for U.S. federal income tax purposes;

(iv) allowing any person other than such PublicCo Contributor to exercise control over the voting of the Common Stock received by such PublicCo Contributor in connection with the Eclipse I Contribution, except as contemplated by the Eclipse Holdings LPA and the Stockholders Agreement;

(v) creating, extinguishing, or modifying any indebtedness between such PublicCo Contributor and Eclipse or Eclipse I as a result of the Transactions; or

(vi) issuing Common Stock in connection with the Eclipse I Contribution other than to Eclipse Holdings (or, for U.S. federal income tax purposes, to Eclipse I);

(b) To the extent such PublicCo Contributor is subject to a lock-up letter agreement (the “Lock-Up Agreement”) pursuant to the Underwriting Agreement, such PublicCo Contributor does not have any current plan, intention, agreement, arrangement, or understanding to request, and has not engaged in material negotiations with respect to, a release or waiver of any of the restrictions set forth in the Lock-Up Agreement with respect to such PublicCo Contributor;

(c) The aggregate fair market value of the assets of Eclipse I to be treated as having been contributed to Eclipse for U.S. federal income tax purposes in connection with the Eclipse I Contribution exceeds the sum of any liabilities of Eclipse I that are to be treated as having been assumed by Eclipse for U.S. federal income tax purposes in connection with the Eclipse I Assumption, including any expenses paid by Eclipse on behalf of the PublicCo Contributors in connection with the Transactions;

(d) Such PublicCo Contributor is not under the jurisdiction of a court in a Title 11 or similar case (within the meaning of Section 368(a)(3)(A) of the Code);

(e) The purpose of the assumption by Eclipse (for U.S. federal income tax purposes) of the liabilities of Eclipse I in connection with the Eclipse I Assumption is not to avoid U.S. federal income tax on the exchange but instead a bona fide business purpose, and all such liabilities were incurred in the ordinary course of business and are associated with the assets of Eclipse I that are to be treated for U.S. federal income tax purposes as having been contributed by Eclipse I to Eclipse in connection with the Eclipse I Contribution;

(f) The liabilities of Eclipse I to be treated for U.S. federal tax purposes as having been assumed by Eclipse in connection with the Eclipse I Assumption (or to which the assets of Eclipse I to be treated for U.S. federal tax purposes as having been contributed to Eclipse in connection with the Eclipse I Contribution are subject) will not exceed the adjusted tax basis in the assets of Eclipse I to be treated for U.S. federal income tax purposes as having been contributed to Eclipse in the Eclipse I Contribution;

(g) No money or property (other than the Common Stock to be issued pursuant to Section 2.4) will be paid or distributed to such PublicCo Contributor in connection with the Eclipse I Contribution;

(h) To such PublicCo Contributor’s knowledge, the Transactions will occur pursuant to and in accordance with the terms of this Agreement, any agreements referenced herein and the Registration Statement;

(i) If such PublicCo Contributor is an entity, to such PublicCo Contributor’s knowledge, no direct or indirect member, partner, or owner of such PublicCo Contributor has any current plan, intention, agreement, arrangement, or understanding to sell or otherwise dispose for U.S. federal income tax purposes of its direct or indirect interests in such PublicCo Contributor, except with respect to the partial or complete liquidation of the interests of the limited partners of Eclipse Holdings (or, for U.S. federal income tax purposes, in Eclipse I) in connection with the distribution of Common Stock by Eclipse Holdings (or, for U.S. federal income tax purposes, by Eclipse I) to its limited partners;

(j) Eclipse Holdings (or, for U.S. federal income tax purposes, Eclipse I) will not retain any rights in the property to be treated as having been transferred to Eclipse for U.S. federal income tax purposes in connection with the Eclipse I Contribution;

(k) Eclipse Holdings will include in its U.S. federal income tax return (Form 1065 “U.S. Return of Partnership Income”) for its taxable year that includes the transaction described in Section 2.4 the statement required by Treasury Regulation Section 1.351-3(a); and

(l) Eclipse Holdings will receive Common Stock of Eclipse approximately equal to the fair market value of the assets of Eclipse I, net of liabilities of Eclipse I assumed by Eclipse (as more completely described in Section 5.2(c) above).

Section 5.3 Tax Warranties by Eclipse. Eclipse represents and warrants to the PublicCo Contributors that the statements as set forth below, solely as they relate to the Tax Treatment, are true, correct, and complete as of the date hereof and as of the effective time of the Transactions:

(a) To Eclipse’s knowledge, there is no agreement, arrangement, or understanding relating to rights or obligations to vote its Common Stock, except the Eclipse Holdings LPA and the Stockholders Agreement;

(b) There is no current plan, intention, agreement, arrangement, or understanding for (i) Eclipse to issue any shares of Common Stock or other interests in its equity other than Common Stock to be issued pursuant to the Transactions and Common Stock and other interests in its equity that may be issued from time to time pursuant to a long-term incentive plan as described in the Registration Statement, (ii) Eclipse, or to Eclipse’s knowledge, Eclipse I, to dispose of any assets held by Eclipse I or any of its subsidiaries as a result of the Eclipse I Contribution other than in the ordinary course of business (including to fund the acquisition of additional oil and gas properties), (iii) Eclipse or any other person affiliated with Eclipse to redeem or otherwise reacquire any Common Stock to be issued in connection with the Transactions, or (iv) Eclipse or, to Eclipse’s knowledge, any underwriter to release or waive any of the restrictions set forth in the Lock-Up Agreements;

(c) Eclipse has not engaged in any material negotiations with respect to any release or waiver of any of the restrictions set forth in the Lock-Up Agreements;

(d) To Eclipse’s knowledge, there is no current plan, intention, agreement, arrangement, or understanding for any person to exercise any Eclipse stock rights, warrants, or subscriptions with respect to Common Stock other than pursuant to the Transactions;

(e) The Common Stock to be issued to each PublicCo Contributor as described in Section 2.4 of this Agreement will be issued and paid in exchange for solely the Eclipse I Contribution;

(f) There is no indebtedness between any PublicCo Contributor and either Eclipse or, to Eclipse’s knowledge, Eclipse I, and there will be no such indebtedness created in favor of any PublicCo Contributor as a result of the Transactions;

(g) Eclipse has no stock issued or outstanding other than the Common Stock;

(h) No money or property (other than the Common Stock to be issued pursuant to Section 2.4) will be paid or distributed to the PublicCo Contributors in connection with the Eclipse I Contribution;

(i) Eclipse is not an investment company within the meaning of Section 351(e)(1) of the Code and Treasury Regulation §1.351-1(c)(1)(ii);

(j) To Eclipse’s knowledge, the Transactions will occur pursuant to and in accordance with the terms of this Agreement, any agreements referenced herein, and the Registration Statement;

(k) Eclipse will include in its U.S. federal income tax return (Form 1120 “U.S. Corporation Income Tax Return”) for its taxable year that includes the transactions described in Section 2.4 the statement required by Treasury Regulation Section 1.351-3(b); and

(l) No Common Stock will be issued by Eclipse for services rendered to or for the benefit of Eclipse in connection with the transactions described in Section 2.4 or the Offering.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Release. Effective as of the Effective Date, each of the Parties, on behalf of himself (or herself or itself) and his (or her or its assigns), heirs, beneficiaries, representatives, agents, and affiliates (the “Releasing Parties”), hereby fully and finally releases, acquits, and forever discharges each of the other Parties and each of their respective present and former officers, directors, employees, agents, predecessors, successors, assigns, insurers, and attorneys (the “Released Parties”) from any and all claims, causes of action, liabilities, losses, costs, damages, penalties, charges, expenses, and all other forms of liability or obligation whatsoever, in law or equity, whether asserted or unasserted, known or unknown, foreseen, or unforeseen (“Claims”), arising prior to the Effective Date and relating to such Releasing Party’s ownership of Eclipse I Units prior to the Effective Date (collectively, the “Released Claims”); provided, however, that the Released Claims shall exclude any Claims arising from or relating to or in connection with (a) rights or obligations under this Agreement and (b) any claim or right to indemnification or advancement of expenses under the Existing Eclipse I LPA. Each Releasing Party expressly acknowledges that the release contained herein applies to all Released Claims, whether such Released Claims are known or unknown, and include Released Claims that if known by the releasing party might materially affect its decision to effect the settlement contained herein. Each Releasing Party has considered and taken into account the possible existence of such Released Claims in determining to execute and deliver this Agreement. Without limiting the generality of the foregoing, solely with respect to the Released Claims, each Releasing Party expressly waives any and all rights conferred upon it by any statute or rule of law that provides that a release does not extend to claims that the Releasing Party does not know or suspect to exist in its favor at the time of executing the release, which if known by the Releasing Party would have materially affected the Releasing Party’s settlement with the Released Parties. This Agreement constitutes a complete defense of any and all Released Claims. Each Releasing Party further agrees not to initiate any litigation, lawsuit, claim, or action against any Released Party with respect to any Released Claim, except that the Releasing Party shall not be limited hereby from responding to, joining, prosecuting, or being involved in any litigation, lawsuit, claim, or action brought against such Releasing Party in respect of a Released Claim, nor from adjudicating whether or not a Claim constitutes a Released Claim.

Section 6.2 Indemnification.

(a) Tax Indemnification. From and after the Effective Time, each Party (other than the Eclipse Operating Sellers) (the “Tax Indemnifying Party”) shall indemnify, defend, and hold harmless each other Party and such other Party’s affiliates, and its and its affiliates’ respective directors, officers, managers, members, partners, stockholders, employees, agents, and representatives, as applicable (the “Tax Indemnitees”), from any and all damages, losses, obligations, liabilities, payments, costs, and expenses (including reasonable fees and expenses of outside attorneys, accountants, and other professional advisors and expert witnesses), whether known or unknown, contingent or vested, matured or unmatured, that are or may be suffered or incurred by any such Indemnitee arising out or relating to a breach of any representation, warranty, covenant, agreement, or obligation of the Indemnifying Party set forth in Article V; provided that the indemnity described in this Section 6.2(a) shall apply only to the extent that such breach adversely affects the Tax Treatment and such adverse effect results in damages, losses, obligations, liabilities, payments, costs and/or expenses that are suffered or incurred by an Indemnitee.

(b) Other Indemnification. From and after the Effective Time, each Unitholder shall indemnify, defend, and hold harmless Eclipse Holdings and its respective partners, managers, officers, and other controlling persons, and to hold each such person or entity harmless from and against any and all damages, claims, lawsuits, losses, liabilities, deficiencies, or expenses (including reasonable attorney’s fees) incurred by such person or entity by reason of or in connection with any breach by such Unitholder of any representation, warranty, agreement, or covenant of such Unitholder in this Agreement.

Section 6.3 Delivery of FIRPTA Certificate. Each PublicCo Contributor will deliver to Eclipse a certificate meeting the requirements of Treasury Regulation § 1.1445-2(b)(2) certifying that such PublicCo Contributor is not a “foreign person” within the meaning of Section 1445 of the Code, duly executed by such PublicCo Contributor.

Section 6.4 Successors and Assigns; No Third Party Rights. The Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. Except as set forth in Section 6.1 for the Released Parties, this Agreement is not intended to, and does not create, rights in any other person and no person is or is intended to be a third-party beneficiary of any of the provisions of this Agreement.

Section 6.5 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 6.6 Waivers and Amendments. Any waiver of any term or condition of this Agreement, or any amendment or supplement to this Agreement, shall be effective only if in writing and signed by the Parties. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit, or waive a Party’s rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

Section 6.7 Entire Agreement. This Agreement, together with the Eclipse Holdings LPA, constitutes the entire agreement among the Parties pertaining to the transactions contemplated hereby, and together supersede all prior agreements, understandings, negotiations, and discussions, whether oral or written, of the Parties pertaining thereto.

Section 6.8 Governing Law. The Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

Section 6.9 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or other electronic means) with the same effect as if all Parties had signed the same document.

(Signature pages follow)

IN WITNESS WHEREOF, this Agreement has been duly executed by each of the Parties as of the date first written above.

ECLIPSE RESOURCES I, LP

By:	/s/ Benjamin W. Hulburt
Name:	Benjamin W. Hulburt
Title:	President and Chief Executive Officer

ECLIPSE RESOURCES CORPORATION

By:	/s/ Benjamin W. Hulburt
Name:	Benjamin W. Hulburt
Title:	President and Chief Executive Officer

ECLIPSE RESOURCES HOLDINGS, L.P.

By:	Eclipse Holdings GP, LLC,
General Partner of Eclipse Resources Holdings, L.P.

By:	/s/ Benjamin W. Hulburt
Name:	Benjamin W. Hulburt
Title:	President and Chief Executive Officer

ECLIPSE GP, LLC

By:	EnCap Energy Capital Fund VIII, L.P.,
Sole Member of Eclipse GP, LLC

By:	EnCap Equity Fund VIII GP, L.P.,
General Partner of EnCap Energy Capital Fund VIII, L.P.

By:	EnCap Investments L.P.,
General Partner of EnCap Equity Fund VIII GP, L.P.

By:	EnCap Investments GP, L.L.C.,
General Partner of EnCap Investments L.P.

By:	/s/ Robert L. Zorich
Name:	Robert L. Zorich
Title:	Managing Partner

[Master Reorganization Agreement]

CLASS A UNITHOLDERS:

ENCAP ENERGY CAPITAL FUND VIII, L.P.

By:	EnCap Equity Fund VIII GP, L.P.,
General Partner of EnCap Energy Capital Fund VIII, L.P.

By:	EnCap Investments L.P.,
General Partner of EnCap Equity Fund VIII GP, L.P.

By:	EnCap Investments GP, L.L.C.,
General Partner of EnCap Investments L.P.

By:	/s/ Robert L. Zorich
Name:	Robert L. Zorich
Title:	Managing Partner

ENCAP ENERGY CAPITAL FUND VIII CO-INVESTORS, L.P.

By:	EnCap Equity Fund VIII GP, L.P.,
General Partner of EnCap Energy Capital Fund VIII Co- Investors, L.P.

By:	EnCap Investments L.P.,
General Partner of EnCap Equity Fund VIII GP, L.P.

By:	EnCap Investments GP, L.L.C.,
General Partner of EnCap Investments L.P.

By:	/s/ Robert L. Zorich
Name:	Robert L. Zorich
Title:	Managing Partner

[Master Reorganization Agreement]

ENCAP ENERGY CAPITAL FUND IX, L.P.

By:	EnCap Equity Fund IX GP, L.P.,
General Partner of EnCap Energy Capital Fund IX, L.P.

By:	EnCap Investments L.P.,
General Partner of EnCap Equity Fund IX GP, L.P.

By:	EnCap Investments GP, L.L.C.,
General Partner of EnCap Investments L.P.

By:	/s/ Robert L. Zorich
Name:	Robert L. Zorich
Title:	Managing Partner

[Master Reorganization Agreement]

CLASS B UNITHOLDERS:

THE HULBURT FAMILY II LIMITED PARTNERSHIP

By:	BWH Management Company II, LLC,
General Partner of The Hulburt Family II Limited Partnership

By:	/s/ Benjamin W. Hulburt
Name:	Benjamin W. Hulburt
Title:	Manager

CKH PARTNERS II, L.P.

By:	CKH Management Company II, LLC,
General Partner of CKH Partners II, L.P.

By:	/s/ Christopher K. Hulburt
Name:	Christopher K. Hulburt
Title:	Manager

KIRKWOOD CAPITAL, L.P.

By:	Mountaineer Ventures, LLC,
General Partner of Kirkwood Capital, L.P.

By:	/s/ Thomas S. Liberatore
Name:	Thomas S. Liberatore
Title:	Manager

[Master Reorganization Agreement]

CLASS C UNITHOLDER:

ECLIPSE MANAGEMENT, L.P.

By:	Eclipse Management GP, LLC,
General Partner of Eclipse Management, L.P.

By:	/s/ Benjamin W. Hulburt
Name:	Benjamin W. Hulburt
Title:	President and Chief Executive Officer

[Master Reorganization Agreement]

ECLIPSE OPERATING SELLERS:
/s/ Benjamin W. Hulburt Benjamin W. Hulburt
/s/ Christopher K. Hulburt Christopher K. Hulburt
/s/ Thomas S. Liberatore Thomas S. Liberatore

[Master Reorganization Agreement]